Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-208097, 333-222003, 333-226330, 333-228094, 333-230216, 333-240178, 333-254157 and 333-260927) on Form S-8, (Nos. 333-219567, 333-223739 and 333-248530) on Form S-3 and (No. 333-260146) on Form S-1 of our report dated March 29, 2022, with respect to the consolidated financial statements of Nabriva Therapeutics plc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 29, 2022